                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                               ------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)

                               ------------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

                                   13-5160382
                      (I.R.S. employer identification no.)

                    48 Wall Street, New York, New York 10286
               (Address of principal executive offices) (Zip Code)

                               -------------------

                              The Bank of New York
                             10161 Centurion Parkway
                           Towermarc Plaza, 2nd Floor
                           Jacksonville, Florida 32256
                          Attn: Ms. Sharon L. Atkinson
                                 (904) 645-1991

            (Name, address and telephone number of agent for service)

                              --------------------

                                TECO ENERGY, INC.
               (Exact name of obligor as specified in its charter)

Florida                                                               59-2052286
(State or other                                                    (IRS employer
jurisdiction of incorporation                                identification no.)
or organization)

                              --------------------

TECO Plaza, 702 North Franklin Street, Tampa, Florida                      33602
(Address of principal executive offices)                              (Zip code)

                              --------------------


                             David E. Schwartz, Esq.
                            Senior Corporate Counsel
                             and Corporate Secretary
                                TECO Energy, Inc.
                            702 North Franklin Street
                              Tampa, Florida 33602
                                 (813) 228-4111
                     (Name, address and telephone number of
                   registrant's agent for service of process)

                              --------------------

                                 With copies to:

                           David R. Pokross, Jr., Esq.
                               Palmer & Dodge LLP
                                One Beacon Street
                        Boston, Massachusetts 02108-3190

                              Mark V. Nuccio, Esq.
                                  Ropes & Gray
                             One International Place
                        Boston, Massachusetts 02110-2624

                              --------------------

                                 Debt Securities
                       (Title of the indenture securities)

1.   General Information.

     Furnish the following information as to the trustee--

     Name and address of each examining or supervising authority to which it is subject.

     Superintendent of Banks of the State of New York
     2 Rector Street
     New York, N.Y. 10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York
     33 Liberty Plaza
     New York, N.Y. 10045

     Federal Deposit Insurance Corporation
     Washington, D.C. 20429

     New York Clearing House Association
     New York, N.Y.

     Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None. (See Note on page 4.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     (1) A copy of the Organization Certificate of the Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     (4) A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     (6) The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration No. 33-44051.)

     (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said
Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE

         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 4th day of August, 1998.

                                     THE BANK OF NEW YORK

                                     By:  /s/ Sharon L. Atkinson
                                        --------------------------
                                         Sharon L. Atkinson, Agent

                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of TECO Energy, Inc. Debt Securities, The Bank of New York hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                     THE BANK OF NEW YORK

                                     By: /s/ Sharon L. Atkinson
                                        --------------------------
                                         Sharon L. Atkinson, Agent

                              EXHIBIT 7 TO FORM T-1

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                     of 48 Wall Street, New York, N.Y. 10286

     And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                                     Dollar Amounts
                                                                                                       in Thousands
                                                                                                     --------------
ASSETS
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin...........................................  $ 6,397,993
         Interest-bearing balances....................................................................    1,138,362
Securities:
         Held-to-maturity securities..................................................................    1,062,074
         Available-for-sale securities................................................................    4,167,240
Federal funds sold and securities purchased under agreements to resell................................      391,650
Loans and lease financing receivables:
         Loans and leases, net of unearned income....................   36,538,242
         LESS: Allowance for loan and lease losses...................      631,725
         LESS: Allocated transfer
           risk reserve..............................................            0
         Loans and leases, net of unearned income and allowance and reserve...........................   35,906,517
Assets held in trading accounts.......................................................................    2,145,149
Premises and fixed assets (including capitalized leases)..............................................      663,928
Other real estate owned...............................................................................       10,895
Investments in unconsolidated subsidiaries and associated companies...................................      237,991
Customers' liability to this bank on acceptances outstanding..........................................      992,747
Intangible assets.....................................................................................    1,072,517
Other assets..........................................................................................    1,643,173
                                                                                                        -----------
Total assets..........................................................................................  $55,830,236
                                                                                                        -----------
                                                                                                        -----------



LIABILITIES
Deposits:
         In domestic offices..........................................................................  $24,849,054
         Noninterest-bearing.........................................   10,011,422
         Interest-bearing............................................   14,837,632
         In foreign offices, Edge and Agreement subsidiaries, and IBFs................................   15,319,002
         Noninterest-bearing.........................................      707,820
         Interest-bearing............................................   14,611,182
Federal  funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
         Federal funds purchased......................................................................    1,906,066
Demand notes issued to the U.S. Treasury..............................................................      215,985
Trading liabilities...................................................................................    1,591,288
Other borrowed money:
         With remaining maturity of one year or less..................................................    1,991,119
         With remaining maturity of more than one year through three years............................            0
         With remaining maturity of more than three years.............................................       25,574
Bank's liability on acceptances executed and outstanding..............................................      998,145
Subordinated notes and debentures.....................................................................    1,314,000
Other liabilities.....................................................................................    2,421,281
                                                                                                        -----------
Total liabilities.....................................................................................    50,631,514
                                                                                                        -----------
                                                                                                        -----------
EQUITY CAPITAL
Common stock..........................................................................................     1,135,284
Surplus...............................................................................................       731,319
Undivided profits and capital reserves................................................................     3,328,050
Net unrealized holding gains (losses) on available-for-sale securities................................        40,198
Cumulative foreign currency translation adjustments...................................................    (   36,129)
                                                                                                        ------------
Total equity capital..................................................................................     5,198,722
                                                                                                        -----------
Total liabilities and equity capital..................................................................   $55,830,236
                                                                                                        -----------
                                                                                                        -----------


     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

         Thomas A. Renyi )
         Alan R. Griffith)   Directors
         J. Carter Bacot )